April 8, 2013

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re: Advanced Voice Recognition Systems, Inc.

On April 2, 2013 my appointment as auditor for Advanced Voice Recognition Systems, Inc. ceased. I have read Advanced Voice Recognition Systems, Inc.’s statements included under Item 4.01 of its Form 8-K dated April 8, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

Borgers & Cutler CPA’s PLLC

Certified Public Accountants

Denver, CO